Exhibit 10.1

AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

Amendment (this “Amendment”) dated as of September 27, 2016 to the Executive Employment Agreement (the “Agreement”) dated October 13, 2015, by and between Checkpoint Therapeutics, Inc. (the “Company” or “Checkpoint”) and James F. Oliviero III (“Oliviero”). All capitalized terms not otherwise defined herein shall have the meanings given to them in the Agreement.

WHEREAS, on October 13, 2015, Oliviero received a grant of 1,000,000 restricted shares of Checkpoint common stock, $0.0001 par value, and pursuant to the Agreement 333,333 of such shares (the “Shares”) are set to vest over time in four equal annual installments beginning on the Effective Date;

WHEREAS, on September 27, 2016, Oliviero and the Company agreed to amend the vesting schedule in the Agreement;

WHEREAS, the Company believes that it is in its best interest to amend the vesting schedule in the Agreement; and

WHEREAS, the Company and Oliviero have agreed to amend the Agreement.

NOW THEREFORE, in consideration of the foregoing and of the mutual covenants hereinafter set forth, the parties agree as follows:

1.            Amendments.

Section 3.4.3 of the Agreement with regard to the Shares shall be amended by deleting the phrase “One-third of the Shares will vest over time in four equal annual installments beginning on the Effective Date. One-third of the Shares will vest in three equal parts based on the Company’s achievement of fully-diluted Market Capitalization of $250,000,000, $500,000,000, and $750,000,000 respectively. For purposes of this Agreement, “Market Capitalization” shall be determined by multiplying the total shares of the Company’s common stock that are outstanding (including common stock issuable upon conversion, exchange or exercise of any derivative security, including without limitation, options, warrants, convertible equity or debt or restricted equity) by the last reported closing price of the Company’s common stock on a nationally recognized exchange or in the over-the-counter market. The final third will vest in two equal installments as follows: (i) one installment will vest upon the earlier of (A) the Company’s first Corporate Development Transaction (as defined below) or (B) the first FDA approval of a Company product or medical device, and (ii) the second installment will vest upon the earlier of (A) the Company’s second Corporate Development Transaction (as defined below) or (B) a second FDA approval of a Company product or medical device” and inserting the following:

The Shares will vest over time pursuant to the following schedule:

Vesting Date	Number of Shares Vested

October 13, 2017	166,667
October 13, 2018	83,333
October 13, 2019	83,333
The first date that the Company achieves a fully-diluted Market Capitalization (as defined in the Employment Agreement) of $250,000,000	111,111
The first date that the Company achieves a fully-diluted Market Capitalization (as defined in the Employment Agreement) of $500,000,000	111,111
The first date that the Company achieves a fully-diluted Market Capitalization (as defined in the Employment Agreement) of $750,000,000	111,111
The earlier to occur of: (A) the Company’s first Corporate Development Transaction (as defined in the Employment Agreement) or (B) the first FDA approval of a Company product or medical device	166,667
The earlier to occur of: (A) the Company’s second Corporate Development Transaction (as defined in the Employment Agreement) or (B) a second FDA approval of a Company product or medical device	166,667

For purposes of this Agreement, “Market Capitalization” shall be determined by multiplying the total shares of the Company’s common stock that are outstanding (including common stock issuable upon conversion, exchange or exercise of any derivative security, including without limitation, options, warrants, convertible equity or debt or restricted equity) by the last reported closing price of the Company’s common stock on a nationally recognized exchange or in the over-the-counter market.

2.            Effect on the Agreement.

(a)          Upon the effectiveness of this Amendment, each reference in the Agreement to “this Agreement” “hereunder”, “hereof”, “herein” or words of like import shall mean and be a reference to the Agreement as amended hereby.

(b)          Except as expressly amended, the Agreement and all other documents and agreements executed and/or delivered in connection therewith, shall remain in full force and effect.

3.            Governing Law.

This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York without regard to its conflict of laws principles.

4.            Counterparts.

This Amendment may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, Checkpoint Therapeutics, Inc. and James F. Oliviero III have executed this Amendment to the Executive Employment Agreement as of the date first written above.

CHECKPOINT THERAPEUTICS, INC.

By:	/s/ Michael S. Weiss
Michael S. Weiss
Executive Chairman

/s/ James F. Oliviero III
James F. Oliviero III

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